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                                                                 Exhibit (e)(12)

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AMERICAN GENERAL                                                                                           REINSTATEMENT APPLICATION
Life Companies                                                                                                    FOR LIFE INSURANCE

[ ] AMERICAN GENERAL LIFE INSURANCE COMPANY, HOUSTON, TX
[ ] THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, NEW YORK, NY (Non-NY Residents)


P.O. Box 4373 . Houston, TX 77210-4373 . Fax #: 713-831-3028
___________________________________________________________________________________________________________________________________

The insurance company checked above is solely responsible for the obligation and payment of benefits under any policy it may issue.
No other company shown is responsible for such obligations or payments.

POLICY NUMBER(S) __________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________________
SECTION I - GENERAL INFORMATION:

A. PRIMARY INSURED

First Name _________________________________ MI _________ Last Name_______________________ Social Security # ______________________

Sex [ ] M [ ] F     Birthplace (state, country) _____________________________________________ Date of Birth _______________________

U.S. Citizen or Permanent Resident (Green Card holder) [ ] yes [ ] no

If no, Country of Citizenship ___________________________ Date of Entry ____________ Visa Type _____________(Copy of Visa Required)

                        [ ] CHECK HERE IF NEW ADDRESS

Address _____________________________________________________ City, State ___________________________________ Zip _________________

Home Phone______________________________ Alternate Phone________________________________ Email ____________________________________

Employer _______________________________________________________________ Occupation _______________________________________________

Personal Earned Income $ __________________________  Net Worth $ ___________________________

Personal Earned Income means salary, wages, commissions, fees, or other earned income received during the last 12 months, reduced by regular business expenses, but before all other deductions.

B. OTHER INSURED COMPLETE IF SPOUSE OR ADDITIONAL INSURED COVERED UNDER THE POLICY

First Name _______________________________ MI _______ Last Name________________________________ Social Security # _________________

Sex [ ]M [ ]F    Birthplace (state, country) ________________________________________________ Date of Birth _______________________

U.S. Citizen or Permanent Resident (Green Card holder) [ ]yes [ ]no

If no, Country of Citizenship __________________________ Date of Entry _____________ Visa Type _____________(Copy of Visa Required)

Address _____________________________________________________ City, State ___________________________________ Zip _________________

Home Phone______________________________ Alternate Phone________________________________ Email ____________________________________

Employer _______________________________________________________________ Occupation _______________________________________________

Personal Earned Income $ ___________________________ Net Worth $ ___________________________

Personal Earned Income means salary, wages, commissions, fees, or other earned income received during the last 12 months, reduced by regular business expenses, but before all other deductions.

C. CHILD INFORMATION COMPLETE INFORMATION FOR ALL CHILDREN COVERED BY CHILD RIDER

                                Child Name                                            Sex                  Date of Birth

  ____________________________________________________________________________     [ ]M [ ]F    ___________________________________

  ____________________________________________________________________________     [ ]M [ ]F    ___________________________________

  ____________________________________________________________________________     [ ]M [ ]F    ___________________________________


AGLC100440-2011                                              Page 1 of 4                                                    Rev0113
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D. OWNER INFORMATION COMPLETE IF THE PRIMARY INSURED IS NOT THE OWNER

First Name ______________________________________ MI ________ Last Name__________________________ Tax ID #_________________________

                                                      [ ] CHECK HERE IF NEW ADDRESS

Address ___________________________________________________________ City, State ______________________________ Zip ________________

Home Phone______________________________ Alternate Phone_____________________________________ Email _______________________________

If owner is a trust please designate information for the Name, Tax ID, Current Trustee and Date of Trust in the Special Remarks
section.

E. PREMIUM PAYMENT ENCLOSED

[ ]yes [ ]no        Amount $ _______________________________________________ Check # ____________________
___________________________________________________________________________________________________________________________________
SECTION II:

A. BACKGROUND INFORMATION - FOR ALL COVERED PERSONS

COMPLETE QUESTIONS 1 THROUGH 12 FOR ALL PROPOSED INSUREDS WHO ARE COVERED BY THIS POLICY. IF AN ANSWER OF YES APPLIES TO ANY
INSURED PROVIDE DETAILS. YOU MAY BE ASKED TO COMPLETE AND SUBMIT AN ADDITIONAL FORM.
   1. Tobacco Use: Have you ever used any form of tobacco or nicotine products?                                        [ ]yes [ ]no

      If yes, TYPE AND QUANTITY ________________________________________________ Are you a current user?               [ ]yes [ ]no

      If not a current user, date of last use __________

   2. Have you ever used cocaine, marijuana, heroin, controlled substances or any other drug, except as
      legally prescribed by a physician?                                                                               [ ]yes [ ]no

   3. Have you ever sought or received advice, counseling or treatment by a medical professional for the
      use of alcohol or drugs, including prescription drugs?                                                           [ ]yes [ ]no

   4. Driver's License State: ______________________________ Number: ______________________________

      In the past five years, have you been charged with or convicted of any driving violations to  include
      driving under the influence of alcohol or drugs?                                                                 [ ]yes [ ]no

   5. In the past five years, have you participated in, or do you intend to participate in: any flights as a trainee, pilot or crew member; scuba diving; skydiving or parachuting; ultralight aviation; auto racing; cave exploration; hang gliding; boat racing; mountaineering; extreme
      sports or other hazardous activities?                                                                            [ ]yes [ ]no

   6. Do you intend to travel or reside outside of the United States or Canada within the next
      two years?                                                                                                       [ ]yes [ ]no

   7. Have you ever requested or received a pension, benefits, or payments because of an injury,
      sickness, or disability?                                                                                         [ ]yes [ ]no

   8. Have you ever filed for bankruptcy?                                                                              [ ]yes [ ]no

   9. Have you ever been convicted of or pled guilty or no contest to a criminal offense or currently
      have any felony or misdemeanor charge pending?                                                                   [ ]yes [ ]no

  10. Is there an intention that any party, other than the Owner, will obtain any right, title, or interest in any policy issued on the life of any Proposed Insured as a result of
      this application?                                                                                                [ ]yes [ ]no

  11. Does the Owner or any Proposed Insured intend to finance any of the premium required to pay
      for this policy through a financing or loan agreement?                                                           [ ]yes [ ]no

  12. Is the Owner, any Proposed Insured, or any person or entity, being paid (cash, services, etc)
      as an incentive to enter into this transaction?                                                                  [ ]yes [ ]no

      DETAILS: ____________________________________________________________________________________________________________________

      _____________________________________________________________________________________________________________________________

      _____________________________________________________________________________________________________________________________

B. EXISTING COVERAGE

   1. DOES ANY PROPOSED INSURED HAVE ANY EXISTING LIFE INSURANCE POLICIES?                                             [ ]yes [ ]no

   2. IF QUESTION 1 IS ANSWERED "YES", PLEASE PROVIDE THE FOLLOWING INFORMATION:

           NAME OF                     TYPE                YEAR           FACE             INSURANCE              CONTRACT OR
       PROPOSED INSURED            (SEE BELOW)           OF ISSUE        AMOUNT             COMPANY                 POLICY #

   _______________________   _______________________   ____________   ____________   ______________________   _____________________

   _______________________   _______________________   ____________   ____________   _______________________  _____________________

      Type: I= individual, B= business, G= group

AGLC100440-2011                                              Page 2 of 4                                                    Rev0113
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C. MEDICAL INFORMATION

   1. PRIMARY INSURED: Height _______ft ____in Weight ____ lbs Change of weight in last year? [ ]None Gain: ____ lbs Loss: _____ lbs
      OTHER INSURED:   Height _______ft ____in Weight ____ lbs Change of weight in last year? [ ]None Gain: ____ lbs Loss: _____ lbs

   2. Name and address of personal physician

      PRIMARY INSURED: _____________________________________________________________________________________________________________

      OTHER INSURED: _______________________________________________________________________________________________________________

   3. Date, reason, findings and treatment at last visit

      PRIMARY INSURED: _____________________________________________________________________________________________________________

      OTHER INSURED: _______________________________________________________________________________________________________________

COMPLETE QUESTIONS 4 THROUGH 8 FOR ALL PROPOSED INSUREDS WHO ARE COVERED BY THIS POLICY. IF AN ANSWER OF YES APPLIES TO ANY INSURED
PROVIDE DETAILS SUCH AS DATE OF FIRST DIAGNOSIS, NAME AND ADDRESS OF DOCTOR, TESTS PERFORMED, TEST RESULTS, MEDICATION(S) OR
RECOMMENDED TREATMENT.

4. HAVE YOU EVER BEEN DIAGNOSED AS HAVING, BEEN TREATED FOR, OR CONSULTED A LICENSED HEALTH CARE PROVIDER FOR:

   A. heart disease, heart attack, chest pain, irregular heartbeat, heart murmur, high cholesterol, high blood
      pressure or other disorder of the heart?                                                                          [ ]yes [ ]no

   B. a blood clot, aneurysm, stroke, or other disease, disorder or blockage of the arteries or veins?                  [ ]yes [ ]no

   C. cancer, tumors, masses, cysts or other such abnormalities?                                                        [ ]yes [ ]no

   D. diabetes, a disorder of the thyroid or other glands or a disorder of the immune system, blood
      or lymphatic system?                                                                                              [ ]yes [ ]no

   E. colitis, hepatitis or a disorder of the esophagus, stomach, liver, pancreas, gall bladder or intestine?           [ ]yes [ ]no

   F. a disorder of the kidneys, bladder, prostate or reproductive organs or protein in the urine?                      [ ]yes [ ]no

   G. asthma, bronchitis, emphysema, sleep apnea or other breathing or lung disorder?                                   [ ]yes [ ]no

   H. seizures, a disorder of the brain or spinal cord or other nervous system abnormality, including
      anxiety, depression or other psychiatric conditions?                                                              [ ]yes [ ]no

   I. arthritis, muscle disorders, connective tissue disease or other bone or joint disorders?                          [ ]yes [ ]no

      DETAILS: _____________________________________________________________________________________________________________________

      ______________________________________________________________________________________________________________________________

      ______________________________________________________________________________________________________________________________

5. Are you currently taking any medication, treatment or therapy or under medical observation?                          [ ]yes [ ]no

      DETAILS: _____________________________________________________________________________________________________________________

      ______________________________________________________________________________________________________________________________

6. Have you ever been diagnosed as having or been treated by any member of the medical profession for AIDS
   Related Complex (ARC) or Acquired Immune Deficiency Syndrome (AIDS)?                                                 [ ]yes [ ]no

      DETAILS: _____________________________________________________________________________________________________________________

7. Other than previously stated, in the past 10 years have you been advised to have any diagnostic test,
   hospitalization, or treatment that was NOT completed?                                                                [ ]yes [ ]no

      DETAILS: _____________________________________________________________________________________________________________________

8. Do you have any symptoms or knowledge of any other condition that is NOT disclosed above?                            [ ]yes [ ]no

      DETAILS: _____________________________________________________________________________________________________________________

D. SPECIAL REMARKS: USE THIS SPACE TO PROVIDE ANY ADDITIONAL COMMENTS OR REMARKS NOT GIVEN IN DETAIL ABOVE

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

AGLC100440-2011                                          Page 3 of 4                                                         Rev0113
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AUTHORIZATION AND SIGNATURES

AMERICAN GENERAL LIFE INSURANCE COMPANY, HOUSTON, TX
THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, NEW YORK, NY

In this application, "Company" refers to the insurance company which was selected on page one.
___________________________________________________________________________________________________________________________________

AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION AND DECLARATION

I give my consent to all of the entities listed below to give to the Company, its legal representative, American General Life
Companies LLC ("AGLC") (an affiliated service company), and affiliated insurers all information they have pertaining to: medical consultations, treatments or surgeries; hospital confinements for any physical and mental conditions; use of drugs or alcohol;
drug prescriptions; or any other information; for me, my spouse, or my minor children. Other information could include items such as: personal finances, habits, hazardous avocations, motor vehicle records from the Department of Motor Vehicles or court records, foreign travel, etc. I give my consent for the information outlined above to be provided by: any physician or medical practitioner;
any hospital, clinic or other health care facility; pharmacy benefit manager or prescription database; any insurance or reinsurance company; any consumer reporting agency or insurance support organization; my employer; or the Medical Information Bureau (MIB).

I understand the information obtained will be used by the Company to determine: (1) eligibility for insurance; and (2) eligibility for benefits under or changes to an existing policy. Any information gathered during the evaluation of my application may be disclosed to: reinsurers; the MIB; other persons or organizations performing business or legal services in connection with my application or claim; me; any physician designated by me; or any person or entity required to receive such information by law or as I may consent.

I, as well as any person authorized to act on my behalf, may, upon written request, obtain a copy of this consent. I understand this consent may be revoked at any time by sending a written request to the Company, Attn: Underwriting Department at P.O. Box 1931,
Houston, TX 77251-1931.

This consent will be valid for 24 months from the date of this application. I agree that a copy of this consent will be valid as the original. I authorize AGLC or affiliated insurers to obtain an investigative consumer report on me. I understand that I may:
request to be interviewed for the report and receive, upon written request, a copy of such report. [ ] Check if you wish to be interviewed.

I have read the above statements or they have been read to me. They are true and complete to the best of my knowledge and belief.
I understand that this application shall be the basis for reinstatement of my coverage. I understand that any misrepresentation contained in this application and related forms and relied on by Company may be used to reduce or deny a claim or void the policy, if it is within its contestable period and if such misrepresentation materially affects the acceptance of the risk. I understand and agree that no insurance will be in effect under this application unless or until approved for reinstatement, the full reinstatement premium for the policy has been paid, and there has been no change in the health of any proposed insured that would change the answers to any questions in the application.

I understand and agree that no agent is authorized to: accept risks or pass upon insurability; make or modify contracts; or waive any of the Company's rights or requirements.

I have received a copy or have been read the Notices to the Proposed Insured(s).

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

IRS CERTIFICATION: Under penalties of perjury, I certify: (1) that the number shown on this application is my correct Social
Security or Tax ID number; and (2) that I am not subject to backup withholding under Section 3406(a)(1)(C) of the Internal Revenue
Code; and (3) that I am a U.S. person (including a U.S. resident alien). The Internal Revenue Service does not require my consent to any provisions of this document other than the certifications required to avoid backup withholding. You must cross out item (2)
if you are subject to backup withholding and cross out item (3) if you are not a U.S. person (including a U.S. resident alien).

___________________________________________________________________________________________________________________________________
SIGNED AT (City and State)                                             DATE

___________________________________________________________________________________________________________________________________
SIGNATURE OF PRIMARY INSURED (if under age 15, signature of parent or guardian)

___________________________________________________________________________________________________________________________________
SIGNATURE OF OTHER INSURED (if under age 15, signature of parent or guardian)

___________________________________________________________________________________________________________________________________
SIGNATURE OF OWNER (if other than insured)                             SIGNATURE OF OFFICER AND TITLE (if corporate owned)

___________________________________________________________________________________________________________________________________
SIGNATURE OF TRUSTEE (if owned by a trust)

___________________________________________________________________________________________________________________________________
AGENT NAME (printed)                                                   AGENT SIGNATURE

AGLC100440-2011                                                   Page 4 of 4                                               Rev0113

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